Execution Version
Exhibit 10.11
REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
CENTURI HOLDINGS, INC.,
AND
SOUTHWEST GAS HOLDINGS, INC.
DATED APRIL 11, 2024

i

ii

THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 11, 2024 (this “Agreement”), is entered into by and between Centuri Holdings, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), and Southwest Gas Holdings, Inc. (“Southwest”).
WHEREAS, Southwest currently owns all of the issued and outstanding shares of Common Stock (as defined below) of the Company;
WHEREAS, Southwest intends to preserve its ability to evaluate strategic options with respect to its remaining ownership interest in the Company after the completion of the Company’s initial public offering in a manner consistent with its rights and obligations under the Separation Agreement (as defined below), including pursuant to Section 3.3 thereunder after the Separation Date (as defined in the Separation Agreement); and
WHEREAS, Southwest and the Company desire to make certain arrangements to provide Southwest with registration rights with respect to the Shares of Common Stock owned by Southwest.
NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used herein, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. Notwithstanding the foregoing, solely for purposes of this Agreement, (a) the Company and its Affiliates shall not be considered Affiliates of any Holder and (b) no Holder or its Affiliates shall be considered an Affiliate of the Company.
“Agreement” shall have the meaning ascribed to it in the introductory paragraph.
“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined in Rule 405 (or successor rule) promulgated under the Securities Act.
“beneficially owned,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.
“Commission” shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.
“Common Stock” shall mean, collectively, the Company’s common stock, par value $0.01 per share, any additional security paid, issued or distributed in respect of any such Common Stock by way of a dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock or additional securities shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
“Company” shall have the meaning ascribed to it in the introductory paragraph.
“Control,” and its correlative meanings, “Controlling,” and “Controlled,” shall mean the possession, direct or indirect (including through one or more intermediaries), of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Demand Notice” shall have the meaning ascribed to it in Section 2.1(b).
“Demand Registration” shall mean a registration of Shares pursuant to Section 2.1.
“Demand Right” shall have the meaning ascribed to it in Section 2.1(a).
“Determination Date” shall have the meaning ascribed to it in Section 2.2(d).
“Disadvantageous Condition” shall have the meaning ascribed to it in Section 2.3(a).
“Equity Equivalents” means any securities, rights, options or warrants (or similar securities) to purchase Common Stock, and or obligations of any type whatsoever that are, or may become, convertible into or exercisable for or exchangeable into Common Stock.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor regulatory authority.
“Fully Diluted Outstanding Shares” means, at the relevant time, the number of Shares of Common Stock outstanding, assuming all Equity Equivalents then outstanding have been converted, exercised, or exchanged, as the case may be, into Shares of Common Stock at (if applicable) the then applicable conversion or exercise price.
“Holders” shall mean (i) Southwest and (ii) any Permitted Transferees.
“Information” shall have the meaning ascribed to it in Section 4.1(i).
“Initial Notice” shall have the meaning ascribed to it in Section 3.1.
“Inspectors” shall have the meaning ascribed to it in Section 4.1(i).
“Lock-Up Period” shall have the meaning ascribed to it in Section 2.6(a).
“Marketed Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c)(i).
“Permitted Transferee” shall have the meaning ascribed to it in Section 2.9.
“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Piggyback Notice” shall have the meaning ascribed to it in Section 3.1(a).
“Piggyback Registration” shall mean any registration pursuant to Section 3.1(a).
“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the securities covered by such Registration Statement and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments and, in each case, all material incorporated by reference in such prospectus.
“Records” shall have the meaning ascribed to it in Section 4.1(i).
“Registrable Securities” shall mean, with respect to any Holder, at any time, the Shares held or beneficially owned by such Holder at such time or which such Holder has the right to acquire pursuant to the exercise of any option, warrant or right or the conversion or exchange of any convertible or exchangeable security held or beneficially owned by such Holder at such time, regardless of whether then exercisable, convertible or exchangeable (including, for the avoidance of doubt, any Company securities issued or issuable with respect to, or in exchange for, or upon conversion or in replacement of, any Shares as a result of any stock split, stock dividend, recapitalization, reclassification, merger, reorganization, exchange, conversion or similar event); provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective Registration Statement, (ii) upon the sale thereof pursuant to Rule 144 or Rule 145, (iii) when the Holder of such securities holds or beneficially owns less than one percent (1%) of the then issued and outstanding shares of Common Stock (determined as the aggregate number of Registrable Securities held or beneficially owned by such Holder with all of its Affiliates, and the Company shall promptly, upon the request of any Holder, furnish to such Holder evidence of the number of shares of Common Stock then outstanding) and such securities are eligible for sale pursuant to Rule 144 without compliance with the manner of sale and volume limitations under such rule and are not otherwise subject to any transfer restriction, (iv) when such securities cease to be outstanding or (v) if such securities shall have been otherwise transferred and new certificates or book-entries for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without registration under the Securities Act and without being subject to any volume limitations or manner of sale restrictions pursuant to Rule 144.

“Registration Statement” shall mean any Registration Statement of the Company which covers the Registrable Securities, including any preliminary Prospectus and the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.
“Registration Suspension” shall have the meaning ascribed to it in Section 2.3(a).
“Requesting Holder” shall mean the Holder exercising a Demand Right.
“Restricted Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c)(iii).
“Restricted Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c)(iii).
“Rule 144” shall mean Rule 144 under the Securities Act as such rule may be amended from time to time (or any successor rule).
“Rule 145” shall mean Rule 145 under the Securities Act as such rule may be amended from time to time (or any successor rule).
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Investors” shall mean the Holders selling Registrable Securities pursuant to a Registration Statement under this Agreement.
“Selling Investors’ Counsel” shall have the meaning set forth in Section 4.1(b).
“Separation Agreement” shall mean that certain Separation Agreement, by and between Southwest and the Company, dated as of April 11, 2024.
“Shares” shall mean shares of Common Stock.
“Shelf Holder” shall have the meaning ascribed to it in Section 2.2(b).
“Shelf Registration” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Registration Statement” shall have the meaning ascribed to it in Section 2.2(a).
“Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(b).
“Short-Form Registration Statement” shall mean a registration statement on Form S-3 or any similar short-form registration statement, as it may be amended from time to time, or any similar successor form.
“Southwest” shall have the meaning ascribed to it in the introductory paragraph.
“Transfer” shall mean any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law).
“Underwritten Offering” shall mean a sale, on the Company’s or any Holder’s behalf, of Shares by the Company or a Holder to an underwriter for reoffering to the public.
“Underwritten Shelf Take-Down” shall have the meaning ascribed to it in Section 2.2(c)(i).

“Underwritten Shelf Take-Down Notice” shall have the meaning ascribed to it in Section 2.2(c)(i).
“Well-Known Seasoned Issuer” shall mean a “well-known seasoned issuer” as defined in Rule 405 (or successor rule) promulgated under the Securities Act.

ARTICLE II
DEMAND AND SHELF REGISTRATION
Section 2.1 Right to Demand; Demand Notices.
(a) Demand for Registration. Subject to the provisions of this Article II, at any time and from time to time, each Holder shall have the right to request in writing that the Company register the offer and sale under the Securities Act of all or part of the Registrable Securities beneficially owned by such Holder (a “Demand Right”). Notwithstanding the foregoing, if the Company has previously effected a Demand Registration pursuant to this Section 2.1, the Company shall not be required to effect an additional Demand Registration pursuant to this Section 2.1 until a period of 60 days shall have elapsed from the date on which such previous Registration Statement became effective. Furthermore, the Company shall not be obligated to effect more than three (3) Demand Registrations in any twelve (12)-month period.
(b) Demand Notices. All requests made pursuant to this Section 2.1 shall be made by providing written notice to the Company (each such written notice, a “Demand Notice”), which notice shall (i) specify the aggregate number and class or classes of Registrable Securities proposed to be registered by the Holder providing such Demand Notice and (ii) state the intended methods of disposition in the offering (including whether or not such offering shall be an Underwritten Offering).
(c) Demand Filing. Subject to Section 2.3, the Company shall use reasonable best efforts to file a Registration Statement in respect of a Demand Notice as soon as practicable (and in any event within 30 days (in the case of a Registration Statement on Form S-3 or Form S-4) or 75 days (in the case of all other Registration Statements) after receiving a Demand Notice) and shall use reasonable best efforts to cause the same to be declared effective by the Commission or otherwise become effective as promptly as practicable after such filing.
(d) Demand Registration Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission that the Company is eligible to use (i) as reasonably requested by the Requesting Holder (which form may include a confidential submission if permitted under applicable rules of the Commission) and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 2.1 that is requested by the Requesting Holder to be on a Short-Form Registration Statement, the managing underwriter, if any, shall advise the Company that in its opinion, or if the Company independently determines in good faith, the use of another permitted form is of material importance to the success of the offering, then such registration shall be permitted to be on such other permitted form.
(e) Demand Withdrawal. A Requesting Holder may withdraw all or any portion of its Registrable Securities from a Demand Registration by providing written notice to the Company at least five (5) Business Days prior to the earliest of (i) effectiveness of the applicable Registration Statement, (ii) the filing of any Registration Statement relating to such Demand Registration that includes a pricing range or (iii) the commencement of a roadshow relating to the Registration Statement for such Demand Registration.
Section 2.2 Shelf Registration.
(a) Filing. Notwithstanding anything contained in this Agreement to the contrary, (i) from and after such time as the Company shall have qualified for the use of a Short-Form Registration Statement, upon the written request by Southwest, the Company shall use its reasonable best efforts to file as soon as reasonably practicable and in any event within 30 days with the Commission a Short-Form Registration Statement (a “Shelf Registration Statement”) to register the offer and sale of all or a portion of the Registrable Securities then outstanding on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”) and (ii) the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission or otherwise become effective as promptly as practicable after such filing. In no event shall the Company be required to file, and maintain effectiveness of, more than one Shelf Registration Statement at any one time pursuant to this Section 2.2. For the avoidance of doubt, no request for the filing of a

Shelf Registration Statement pursuant to this Section 2.2(a) shall count as a Demand Registration for purposes of Section 2.1(a).
(b) Shelf Take-Downs. Any Holder whose Registrable Securities are included in an effective Shelf Registration Statement (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.2 shall apply.
(c) Underwritten Shelf Take-Downs.
(i) Subject to Section 2.2(b), if a Holder that is a Shelf Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable. Such initiating Shelf Holder shall indicate in such Underwritten Shelf Take-Down Notice the number of Registrable Securities of such Shelf Holder to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”).
(ii) Promptly upon delivery of an Underwritten Shelf Take-Down Notice with respect to a Marketed Underwritten Shelf-Take Down (but in no event more than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down), the Company shall promptly deliver a written notice of such Marketed Underwritten Shelf Take-Down to all Shelf Holders with Registrable Securities under such Shelf Registration Statement and, in each case, subject to Section 2.5(b) and Section 2.7, the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein at least three (3) Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down.
(iii) If a Shelf Holder desires to effect an Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down (a “Restricted Shelf Take-Down”), the Shelf Holder initiating such Restricted Shelf Take-Down shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to the other Shelf Holders as far in advance of the completion of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down, which Restricted Shelf Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (B) the expected plan of distribution of such Restricted Shelf Take-Down, (C) an invitation to the other Shelf Holders to elect to include in the Restricted Shelf Take-Down Registrable Securities held by such other Shelf Holders (but subject to Section 2.5(b) and Section 2.7) and (D) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to the other Shelf Holders if any such Shelf Holder elects to exercise such right.
(iv) Upon delivery of a Restricted Shelf Take-Down Notice, the other Shelf Holders may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the initiating Shelf Holder, by sending an irrevocable written notice to the initiating Shelf Holder, indicating its election to participate in the Restricted Shelf Take-Down and the total number of its Registrable Securities to include in the Restricted Shelf Take-Down (but, in all cases, subject to Section 2.5(b) and Section 2.7).
(v) Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of the Shelf Holder initiating the Underwritten Shelf Take-Down.

(d) Filing for Well-Known Seasoned Issuer. If the Company qualifies as a Well-Known Seasoned Issuer, then, upon the Company becoming a Well-Known Seasoned Issuer, (x) the Company shall give written notice to all of the Holders as promptly as practicable but in no event later than ten (10) Business Days thereafter and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (y) if the Company then qualifies for the use of a Short-Form Registration Statement, the Company shall, upon written request by Southwest, as promptly as practicable, but in no event later than 20 Business Days after receiving such request, use its reasonable best efforts to register, under an Automatic Shelf Registration Statement, the offer and sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Company agrees that if any Holder beneficially owns any Registrable Securities three years after the filing of the most recent Automatic Shelf Registration Statement in compliance with this Section 2.2(d), the Company shall (x) give written notice of the third anniversary of the filing of the most recent Automatic Shelf Registration Statement to all such Holders no later than ten (10) Business Days prior to such third anniversary and (y) upon written request by Southwest, as promptly as practicable, but in no event later than 20 Business Days after receiving such request, use its reasonable best efforts to file and cause to remain effective a new Automatic Shelf Registration Statement that registers the offer and sale of any Registrable Securities that remain outstanding at such time. The Company shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is required to re-evaluate its status as a Well-Known Seasoned Issuer for the continued use of such Automatic Shelf Registration Statement and the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within ten (10) Business Days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) to the extent the Company continues to qualify for the use of a Short-Form Registration Statement and there is not a then-effective Shelf Registration Statement covering all of the Registrable Securities, the Company shall file a Short-Form Registration Statement (or a post-effective amendment converting the Automatic Shelf Registration Statement to a Short-Form Registration Statement) covering all of the Registrable Securities, and the Company shall use its reasonable best efforts to have such Short-Form Registration Statement declared effective as promptly as practicable after the date the Automatic Shelf Registration Statement is no longer useable by the Holders to sell their Registrable Securities.
(e) Continued Effectiveness. The Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 2.2(a) or Section 2.2(d), as applicable, continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by a Shelf Holder until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement no longer constitute Registrable Securities and (ii) such shorter period as Shelf Holders holding a majority of the Registrable Securities may reasonably determine.
Section 2.3 Deferral or Suspension of Registration.
(a) If the Board of Directors (the “Board”) of the Company reasonably determines in good faith that the filing (but not the preparation), initial effectiveness or continued use of a Registration Statement would (i) require the disclosure of material nonpublic information, the disclosure of which would be reasonably likely to have a material adverse effect on the Company, (ii) materially impede, delay or interfere with any material acquisition, divestiture, joint venture, merger, consolidation, other business combination, corporate reorganization, tender offer or other material transaction of the Company or (iii) render the Company unable to comply with SEC requirements for effectiveness of such Registration Statement (each of clauses (i) through (iii), a “Disadvantageous Condition”), the Company may, upon giving prompt written notice of such action to the Holders, postpone the filing or effectiveness (but not the preparation) or continued use of such Registration Statement (a “Registration Suspension”) until the earlier of (A) seven (7) days after the date on which the Disadvantageous Condition no longer exists or (B) forty-five (45) days after the date on which the Board makes such determination that a Disadvantageous Condition exists; provided, however, that the Company may not exercise a Registration Suspension pursuant to this Section 2.3(a) with respect to a Registration relating to an Distribution; provided further, that the Company may exercise a Registration Suspension no more than once during any twelve (12)-month period following the Separation Date.
(c) Notwithstanding the foregoing, no deferral or suspension pursuant to this Section 2.3 delay shall exceed such number of days the Company determines in good faith to be reasonably necessary. In the event of any deferral or suspension pursuant to this Section 2.3, the Company shall (i) promptly notify the Requesting Holder or Shelf Holders, as applicable, of the deferral or suspension but not the reason therefor; (ii) use its reasonable best efforts to keep the Requesting Holder or Shelf Holders, as applicable, apprised of the estimated length of the anticipated delay; (iii) use its reasonable best efforts to limit the length of any delay; and (iv) notify the Requesting Holder or Shelf Holders, as applicable, promptly upon termination of the deferral or suspension. The Company shall not register the offer and sale of any securities for its own account or that of any other Holder(s) during any such deferral or suspension period; provided, that, for the avoidance of doubt, the previous clause shall not apply to a registration on Form S-8, or any successor of such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee stock plan or other employee benefit plan or arrangement. Notices given by the Company pursuant to this Section 2.3 shall not contain any material non-public information. After the expiration of the deferral or suspension period and without any further request from the Requesting Holder or Shelf Holders, as applicable, to the extent such Requesting Holder has not withdrawn the Demand Notice, if applicable, the Company shall as promptly as reasonably practicable prepare and file a Registration Statement or post-effective amendment or supplement to the applicable Registration Statement or document, or file any other required document, as applicable, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission and will be effective and useable for the sale of Registrable Securities.
Section 2.4 Effective Registration Statement. A registration requested pursuant to this Article II shall not be deemed to have been effected:
(a) unless a Registration Statement with respect thereto has been declared effective by the Commission (or otherwise becomes effective) and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such Registration Statement for not less than 180 days (or such shorter period as will terminate when all of such Registrable Securities shall have been disposed of in accordance with such Registration Statement) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the Company, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer;
(b) if, after it becomes effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental authority or court for any reason other than a violation of applicable law solely by any Selling Investor and has not thereafter become effective; or
(c) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any Selling Investor.
Section 2.5 Selection of Underwriters; Cutback.
(a) Selection of Underwriters. If a Requesting Holder intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Offering, such Requesting Holder shall, in reasonable consultation with other participating Holders (if any), select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be firms of nationally recognized standing. If a Shelf Holder intends to offer and sell the Registrable Securities covered by its request under this Article II by means of an Underwritten Shelf Take-Down, the participating Shelf Holders shall mutually select the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be firms of nationally recognized standing.
(b) Underwriter’s Cutback. Notwithstanding any other provision of this Article II or Section 3.1, if the managing underwriter or underwriters of an Underwritten Offering in connection with a Demand Registration or a Shelf Registration advise the Company in writing in their good faith opinion that the inclusion of all such Registrable Securities proposed to be included in the Registration Statement or such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby or in such Underwritten Offering, and no Holder has delivered a Piggyback Notice with respect to such Underwritten Offering, then the number of Registrable Securities proposed to be included in such Registration Statement or Underwritten Offering shall be allocated among the Company, the Selling Investors and all other Persons selling Registrable Securities in such Underwritten Offering in the following order:
(i) first, the Registrable Securities of the class or classes proposed to be registered held by the Holder that initiated such Demand Registration, Shelf Registration or Underwritten Offering;
 (ii) second, all other securities of the same class or classes (or convertible at the Holder’s option into such class or classes) requested to be included in such Demand Registration, Shelf Registration or Underwritten Offering other than Registrable Securities to be offered and sold by the Company; and
(iii) third, the Registrable Securities of the same class or classes to be offered and sold by the Company.
No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration or offering. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include Registrable Securities for its own account (or for the account of any other Persons) in such registration if the managing underwriter so agrees and if the number of Registrable Securities would not thereby be limited.
Section 2.6 Lock-up.
(a) If requested by the managing underwriters in connection with any Underwritten Offering, each Holder (i) who beneficially owns 1% or more of the outstanding Shares or (ii) who is a natural person and serving as a director or executive officer of the Company shall agree to be bound by customary lock-up agreements providing that such Holder shall not, directly or indirectly, effect any Transfer (including sales pursuant to Rule 144) of any such Shares without prior written consent from the underwriters managing such Underwritten Offering during a period beginning on the date of launch of such Underwritten Offering and ending up to 90 days from and including the date of pricing or such shorter period as reasonably requested by the underwriters managing such Underwritten Offering (the “Lock-Up Period”); provided that (A) the foregoing shall not apply to any Shares that are offered for sale as part of such Underwritten Offering and (B) such Lock-Up Period shall be no longer than and on substantially the same terms as the lock-up period applicable to the Company and the executive officers and directors of the Company. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriters to such effect.
(b) Nothing in Section 2.6(a) shall prevent: (i) any Holder that is a partnership, limited liability company or corporation from (A) making a distribution of Shares to the partners, members or stockholders thereof or (B) Transferring Shares to an Affiliate of such Holder; (ii) any Holder who is an individual from Transferring Shares to (A) an individual by will or the laws of descent or distribution or by gift without consideration of any kind or (B) a trust or estate planning-related entity for the sole benefit of such Holder or a lineal descendant or antecedent or spouse; (iii) any Holder from (A) pledging, hypothecating or otherwise granting a security interest in Shares or securities convertible into or exchangeable for Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Shares or such securities or (B) Transferring Shares pursuant to a final non-appealable order of a court or regulatory agency or (iv) any Holder from Transferring Shares in a manner that was permitted under, but subject to the conditions described in, the lockups entered into in connection with the Company’s initial public offering; provided that, in the case of clauses (i), (ii), (iii) and (iv), such Transfer is otherwise in compliance with applicable securities laws and; provided, further, that, in the case of clause (i), clause (ii), subclause (A) of clause (iii) and, if applicable, clause (iv), each such Permitted Transferee agrees in writing to become subject to the terms of this Agreement and agrees to be bound by the applicable underwriter lock-up.
Section 2.7 Participation in Underwritten Offering; Information by Holder. No Holder may participate in an Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Shares on the basis provided in any underwriting arrangements, and in accordance with the terms and provisions of this Agreement, including any lock-up arrangements, and (b) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. In addition, the Holders shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holders, as applicable, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II. Nothing in this Section 2.7 shall be construed to create any additional rights regarding the registration of the offer and sale of Shares in any Person otherwise than as set forth herein.
Section 2.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Investors in connection with blue sky qualifications of the Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Selling Investors may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and its subsidiaries (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance and, for the avoidance of doubt, any comfort letters relating to any financial statements as may be required by Rule 3-05 of Regulation S-X), (v) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange and all transfer agent fees, (vi) all fees and reasonable and documented out-of-pocket expenses and disbursements of the Selling Investors’ Counsel, (vii) all fees and reasonable and documented out-of-pocket disbursements of underwriters customarily paid by the issuer or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require and expenses of any special experts retained in connection with the requested registration (excluding fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any FINRA filing or registration or qualification of Shares under the securities or blue sky laws of any state)), (viii) Securities Act liability insurance or similar insurance if the Company or the underwriters so require in accordance with then-customary underwriting practice, (ix) fees and expenses of other Persons retained by the Company, and (x) any other expenses customarily paid by the issuers of securities, will be borne by the Company, regardless of whether the Registration Statement becomes effective (or such offering is completed) and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration; provided, however, that (x) any underwriting discounts, commissions or fees in connection with the sale of the Registrable Securities will be borne by the Holders pro rata on the basis of the number of Shares so registered and sold, (y) transfer taxes with respect to the sale of Registrable Securities will be borne by the Holder of such Registrable Securities and (z) the fees and expenses of any other counsel, accountants or other persons retained or employed by any Holder will be borne by such Holder.
Section 2.9 Permitted Transferees. As used in this Agreement, “Permitted Transferee” shall mean any transferee, whether direct or indirect, of Registrable Securities that (a) (i) as of the time of transfer of the Registrable Securities to such transferee is, and as of immediately prior to the sale of Registrable Securities pursuant to the Demand Registration or Piggyback Registration, as the case may be, will be, a member of the Southwest Group (as defined in the Separation Agreement) or (ii) is a third-party lender participating in an equity-for-debt exchange (i.e., any transfer of the Common Stock by a member of the Southwest Group to one or more third-party lenders in repayment of indebtedness of any member of the Southwest Group owed to such lenders or their affiliates) and (b) is designated by Southwest (or a subsequent Holder) in a written notice to the Company. Any Permitted Transferee of the Registrable Securities shall be subject to and bound by and benefit from all of the terms and conditions herein applicable to Holders. For the avoidance of doubt, any Permitted Transferee of Registrable Securities shall be subject to and bound by and benefit from all of the terms and conditions applicable to Holders generally and not those applicable to Southwest (or any member of the Southwest Group) specifically. The notice required by this Section 2.9 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

ARTICLE III
PIGGYBACK REGISTRATION
Section 3.1 Notices.
(a) If the Company at any time proposes for any reason to register the offer and sale of a class or classes of Shares under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor of either such form, or a registration relating solely to the offer and sale to the Company’s directors or employees pursuant to any employee stock plan or other employee benefit plan or arrangement), including the filing of a prospectus supplement to an already effective Registration Statement, whether or not Shares are to be sold by the Company or otherwise, and whether or not in connection with any Demand Registration pursuant to Section 2.1, any Shelf Registration pursuant to Section 2.2 or any other agreement (such registration, a “Piggyback Registration”), the Company shall give to each Holder holding Shares of the same class or classes proposed to be registered (or convertible at the Holder’s option into such class or classes) written notice of its intention to so register the offer and sale of the Shares at least ten (10) days (or such shorter period as reasonably practical) prior to the expected date of filing of such Registration Statement or amendment thereto in which the Company first intends to identify the selling stockholders and the number of Registrable Securities to be sold (each such notice, an “Initial Notice”). The Company shall, subject to the provisions of Section 3.2 and Section 3.3 below, use its reasonable best efforts to include in such Piggyback Registration on the same terms and conditions as the securities otherwise being sold, all Registrable Securities of the same class or classes as the Shares proposed to be registered (or convertible at the Holder’s option into such class or classes) with respect to which the Company has received written requests from Holders for inclusion therein within the time period specified by the Company in the applicable Initial Notice, which time period shall be not less than five (5) Business Days after sending the applicable Initial Notice (each such written request, a “Piggyback Notice”), which Piggyback Notice shall specify the number of Shares proposed to be included in the Piggyback Registration.
(b) If a Holder does not deliver a Piggyback Notice within the period specified in Section 3.1(a), such Holder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III).
(c) No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 or Section 2.2, and no registration effected pursuant to this Section 3.1 shall be deemed to have been effected pursuant to Section 2.1 or Section 2.2. The Initial Notice, the Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the Registration Statement.
Section 3.2 Underwriter’s Cutback. If the managing underwriter or underwriters of an Underwritten Offering (including an offering pursuant to Section 2.1 or Section 2.2) that includes a Piggyback Registration advises the Company in writing that it is the managing underwriter’s good faith opinion that the inclusion of all such Registrable Securities proposed to be included in the Registration Statement for such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including, but not limited to, the pricing, timing or distribution, of the Registrable Securities to be offered thereby, then the number of Shares proposed to be included in such Underwritten Offering shall be allocated among the Company, the Selling Investors and all other Persons selling Shares in such Underwritten Offering in the following order:
(a) If the Piggyback Registration referred to in Section 3.1 is initiated as an underwritten primary registration on behalf of the Company, then, with respect to each class proposed to be registered:
(i) first, the Shares that the Company proposes to offer and sell;
(ii) second, all Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by Holders requested to be included in such Piggyback Registration (for each such Holder, the number of Registrable Securities to be included in any such registration shall be the lesser of (x) the pro rata number of Registrable Securities among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities held by each such Holder at the time of such Piggyback Registration and (y) the number of Registrable Securities requested to be included in such registration by each such Holder); and
(iii) third, all other securities of the same class or classes (or convertible at the Holder’s option into such class or classes) requested to be included in such Piggyback Registration.
(b) if the Piggyback Registration referred to in Section 3.1 is an underwritten secondary registration on behalf of any Requesting Holder, then, with respect to each class proposed to be registered:
(i) first, the Registrable Securities of the class or classes proposed to be registered held by such Requesting Holder and the Registrable Securities of the same class or classes (or convertible at the Holder’s option into such class or classes) held by other Holders requested to be included in such Piggyback Registration (for each such Holder, the number of Registrable Securities to be included in any such registration shall be the lesser of (x) the pro rata number of Registrable Securities among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities held by each such Holder at the time of such Piggyback Registration and (y) the number of Registrable Securities requested to be included in such registration by each such Holder);
(ii) second, all other securities of the same class or classes (or convertible at the Holder’s option into such class or classes) requested to be included in such Piggyback Registration other than Shares to be offered and sold by the Company; and
(iii) third, the Shares of the same class or classes to be offered and sold by the Company.
Section 3.3 Company Control. Except for a Registration Statement being filed in connection with the exercise of a Demand Right or a Shelf Registration, the Company may decline to file a Registration Statement after an Initial Notice has been given or after receipt by the Company of a Piggyback Notice, and the Company may withdraw a Registration Statement after filing and after such Initial Notice or Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that (i) the Company shall promptly notify the Selling Investors in writing of any such action and (ii) nothing in this Section 3.3 shall prejudice the right of any Holder to immediately request that such registration be effected as a registration under Section 2.1 or Section 2.2 to the extent permitted thereunder.
Section 3.4 Selection of Underwriters. If the Company intends to offer and sell Shares by means of an Underwritten Offering (other than an offering pursuant to Section 2.1 or Section 2.2), the Company shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be firms of nationally recognized standing.
Section 3.5 Withdrawal of Registration. Any Holder shall have the right to withdraw all or a part of its Piggyback Notice by giving written notice to the Company of such withdrawal at least five (5) Business Days prior to the earliest of (i) effectiveness of the applicable Registration Statement, (ii) the filing of any Registration Statement relating to such Piggyback Registration that includes a price range or (iii) commencement of a roadshow relating to the Registration Statement for such Piggyback Registration.

ARTICLE IV
REGISTRATION PROCEDURES
Section 4.1 Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:
(a) in the case of Registrable Securities, use its reasonable best efforts to cause a Registration Statement that registers the offer and sale such Registrable Securities to become and remain effective for a period of 180 days or, if earlier, until all of such Registrable Securities covered thereby have been disposed of; provided, that, in the case of any registration of Registrable Securities on a Shelf Registration Statement which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the Registration Statement continuously effective, supplemented and amended (including by way of the filing of an Automatic Shelf Registration Statement pursuant to Section 2.2(e)) to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the date as of which all Registrable Securities registered by such Shelf Registration Statement no longer constitute Registrable Securities;
(b) furnish to each Selling Investor, at least ten (10) Business Days before filing a Registration Statement, or such shorter period as reasonably practical, copies of such Registration Statement or any amendments or supplements thereto, which documents shall be subject to the review, comment and approval by one lead counsel (and any reasonably necessary local counsel) selected by the Holders who beneficially own a majority of such Registrable Securities, which counsel (who may also be counsel to the Company), in each case, shall be subject to the reasonable approval of each Holder whose Registrable Securities are included in such registration, and who shall represent all Selling Investors as a group (the “Selling Investors’ Counsel”) (it being understood that such ten (10) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Investors’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
(c) furnish to each Selling Investor and each underwriter, if any, such number of copies of final conformed versions of the applicable Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference) reasonably requested by such Selling Investor or underwriter in writing;
(d) in the case of Registrable Securities, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the applicable Prospectus or prospectus supplement, including any free writing prospectus as defined in Rule 405 under the Securities Act, used in connection therewith as may be
(i) reasonably requested by any Holder (to the extent such request relates to information relating to such Holder), or
(ii) necessary to keep such Registration Statement effective for at least the period specified in Section 4.1(a) and to comply with the provisions of this Agreement and the Securities Act with respect to the sale or other disposition of such Registrable Securities, and furnish to each Selling Investor and to the managing underwriter(s), if any, within a reasonable period of time prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or Prospectus; provided, however, that, with respect to each free writing prospectus or other materials to be delivered to purchasers at the time of sale of the Registrable Securities, the Company shall (i) ensure that no Registrable Securities are sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such free writing prospectus or other materials without the prior written consent of the sellers of the Registrable Securities, which free writing prospectus or other materials shall be subject to the review of counsel to such sellers and (ii) make all required filings of all free writing prospectuses or other materials with the Commission as are required;

(e) notify in writing each Holder promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and, in any such case as promptly as reasonably practicable thereafter, prepare and file an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;
(f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate their disposition in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4.1(f);
(g) furnish to each Selling Investor such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Investors or any underwriter may reasonably request in writing;
(h) notify on a timely basis each Holder of such Registrable Securities at any time when a Prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, as soon as practicable prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offeree of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i) make available for inspection by the Selling Investors, the Selling Investors’ Counsel or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Investor or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) requested by any such Inspector in connection with such Registration Statement and request that the independent public accountants who have certified the Company’s financial statements make themselves available, at reasonable times and for reasonable periods, to discuss the business of the Company. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors to any other Person unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is requested or required pursuant to a subpoena, order from a court of competent jurisdiction or other interrogatory by a governmental entity or similar process; (iii) such Information has been made generally available to the public; or (iv) such Information is or becomes available to such Inspector on a non-confidential basis other than through the breach of an obligation of confidentiality (contractual or otherwise). The Holder(s) of Registrable Securities agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction or by another governmental entity, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(j) in the case of an Underwritten Offering, deliver or cause to be delivered to the underwriters of such Underwritten Offering a “comfort” letter in customary form and at customary times and covering matters of the type customarily covered by such comfort letters from its independent certified public accountants;
(k) in the case of an Underwritten Offering, deliver or cause to be delivered to the underwriters of such Underwritten Offering a written and signed legal opinion or opinions in customary form from its outside or in-house legal counsel dated the closing date of the Underwritten Offering;
(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities and deliver to such transfer agent and registrar such customary forms, legal opinions from its outside or in-house legal counsel, agreements and other documentation as such transfer agent and/or registrar so request;
(m) in connection with any non-marketed, non-underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or other disposition of Registrable Securities by any Holder, use its commercially reasonable efforts to timely furnish any information or take any actions reasonably requested by the Holders in connection with such a block trade, including the delivery of customary comfort letters, customary legal opinions and customary underwriter due diligence, in each case subject to receipt by the Company, its auditors and legal counsel of representation and documentation by such Persons to permit the delivery of such comfort letter and legal opinions;
(n) upon the request of any Holder of the Registrable Securities included in such registration, use reasonable best efforts to cause such Registrable Securities to be listed on any national securities exchange on which any Shares are listed or, if the Shares are not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the Company shall designate;
(o) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;
(p) notify the Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed;
(q) use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;
(r) promptly incorporate in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the lead underwriter or underwriters, if any, and the Holders holding a majority of each class of Registrable Securities being sold agree (with respect to the relevant class) should be included therein relating to the plan of distribution with respect to such class of Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(s) cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(t) provide a CUSIP number or numbers for all such shares, in each case not later than the effective date of the applicable Registration Statement;
(u) to the extent reasonably requested by the managing underwriter(s) in connection with an Underwritten Offering (including an Underwritten Offering pursuant to Section 2.1 or Section 2.2), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such Underwritten Offering, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;
(v) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Investor or Selling Investors, as the case may be, owning at least a majority of the Registrable Securities covered by any applicable Registration Statement, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and contribution to the effect and to the extent provided in Article V; and
(w) subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby.

ARTICLE V
INDEMNIFICATION
Section 5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Investor, its Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who Controls a Selling Investor, against any losses, claims, damages, liabilities and expenses caused by any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with the registration contemplated by a Registration Statement or any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by the Person asserting such loss, claim, damage, liability or expense specifically for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons to the same extent as provided above with respect to the indemnification of the Selling Investor, if requested.
Section 5.2 Indemnification by Selling Investors. Each Selling Investor agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, the Company’s Controlled Affiliates and their respective officers, directors, managers, partners, members and representatives, and each of their respective successors and assigns, and each Person who Controls the Company, against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance on and in conformity with any information furnished in writing by such Selling Investor to the Company expressly for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; provided that the obligation to indemnify shall be several, not joint and several, for each Selling Investor and in no event shall the liability of any Selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
Section 5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (d) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if such Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not commit any indemnified party to take, or hold back from taking, any action. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld, conditioned or delayed.
Section 5.4 Settlement Offers. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 Business Days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.
Section 5.5 Other Indemnification. Indemnification similar to that specified in this Article V (with appropriate modifications) shall be given by the Company and each Selling Investor with respect to any required registration or other qualification of Registrable Securities under Federal or state law or regulation of governmental authority other than the Securities Act.
Section 5.6 Contribution. If for any reason the indemnification provided for in Section 5.1 or Section 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 5.1 and Section 5.2, then (i) the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of the Registrable Securities, provided that, no Selling Investor shall be required to contribute in an amount greater than the dollar amount of the net proceeds received by such Selling Investor with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.3, defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 5.6 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

ARTICLE VI
EXCHANGE ACT COMPLIANCE; LEGEND REMOVAL
Section 6.1 Exchange Act Compliance. So long as the Company (a) has registered a class of securities under Section 12 or Section 15 of the Exchange Act and (b) files reports under Section 13 of the Exchange Act, then the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including, without limiting the generality of the foregoing, (i) making and keeping public information available, as those terms are understood and defined in Rule 144, (ii) filing with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and (iii) at the request of any Holder if such Holder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Holder, as applicable, a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to such Holder such information as will enable the Holder to make sales pursuant to Rule 144.
Section 6.2 Legend Removal. The legend on any Shares shall be removed if (i) such Shares are sold pursuant to an effective Registration Statement, (ii) (A) a Registration Statement covering the resale of such Shares is effective under the Securities Act and the applicable Holder of such Shares delivers to the Company a representation letter agreeing that such Shares will be sold under such effective Registration Statement, or (B) at any time after the date the Company first has a class of securities registered under Section 12 or Section 15 of the Exchange Act, of this Agreement, such Holder has held (taking into account the provisions of Rule 144(d)(3)) such Shares for at least six months and is not, and has not been in the preceding three months, an Affiliate of the Company (as defined in Rule 144), and such Holder or permitted assignee provides to the Company any other information the Company deems reasonably necessary to deliver to the transfer agent an instruction to so remove such legend, (iii) such Shares may be sold by the Holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iv) such Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act. The Company shall cooperate with the applicable Holder of Shares covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 6.2 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder pursuant to the immediately preceding sentence). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.2.

ARTICLE VII
TERMINATION
Section 7.1 Termination. The rights hereunder shall cease to apply to any particular Registrable Security when it no longer constitutes a Registrable Security, and this Agreement shall terminate when there are no longer any Registrable Securities outstanding.

ARTICLE VIII
MISCELLANEOUS
Section 8.1 Severability. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 8.2 Governing Law; Submission to Jurisdiction. This Agreement. and all rights and remedies in connection herewith, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY U.S. DISTRICT COURT OR DELAWARE STATE CHANCERY COURT LOCATED, IN EACH CASE, IN WILMINGTON, DELAWARE, OVER ANY DISPUTE BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY AGREES THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 8.3 Other Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Southwest, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for such Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with a Requesting Holder or a Holder exercising piggyback rights in a Shelf Take-Down.
Section 8.4 [Reserved].
Section 8.5 Successors and Assigns. Subject to Section 8.5, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, each of which, in the case of the Permitted Transferees, shall agree to become subject to the terms of this Agreement as provided for in Section 2.9. The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Southwest.

Section 8.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile or electronic mail with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.6).
(a) if to the Company to:
Centuri Holdings, Inc.
19820 North 7th Avenue, Suite 120
Phoenix, Arizona 85027
Attention: General Counsel
Email:

(b) if to Southwest Gas to:

Southwest Gas Holdings, Inc.
8360 S. Durango Drive
Las Vegas, Nevada 89113
Attention: General Counsel
Email:
All such notices, requests, consents and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.
Section 8.7 Headings. The headings contained in this Agreement are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.
Section 8.8 Adjustments. If, and as often as, there are any changes in the Shares or securities convertible into or exchangeable into or exercisable for Shares as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar transaction affecting such Shares or such securities, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to such Shares or such securities as so changed.
Section 8.9 Entire Agreement. This Agreement and the other writings referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such subject matter.
Section 8.10 Counterparts; Facsimile or .pdf Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or.pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.
Section 8.11 Amendment. This Agreement may not be amended, modified or supplemented without the written consent of Southwest and the Holders of a majority of the Registrable Securities; provided, however, that, with respect to a particular Holder or group of Holders, any such amendment, supplement, modification or waiver that (a) would materially and adversely affect such Holder or group of Holders in any respect or (b) would disproportionately benefit any other Holder or group of Holders or confer any benefit on any other Holder or group of Holders to which such Holder of group of Holders would not be entitled, shall not be effective against such

Holder or group of Holders unless approved in writing by such Holder or the Holders of a majority of the Registrable Securities held by such group of Holders, as the case may be.
Section 8.12 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any extension or waiver pursuant to this Section 8.12 will be valid only if set forth in a writing signed by the party to be bound thereby.
No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
Section 8.13 Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as the Company may reasonably require in order to effectuate the terms and purposes of this Agreement.
Section 8.14 No Third-Party Beneficiaries. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.
Section 8.15 Interpretation; Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the schedules, exhibits and annexes, as the same may from time to time be amended, modified or supplemented, and not to any particular subdivision unless expressly so limited. All references to sections, schedules, annexes and exhibits mean the sections of this Agreement and the schedules, annexes and exhibits attached to this Agreement, except where otherwise stated. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the party’s breach of the first covenant.
* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CENTURI HOLDINGS, INC.

By:	/s/ William J. Fehrman
Name: William J. Fehrman
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SOUTHWEST GAS HOLDINGS, INC.:

By:	/s/ Karen S. Haller
Name: Karen S. Haller
Title: Chief Executive Officer and President

[Signature Page to Registration Rights Agreement]